Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into as of the 14th day of August, 2015, by and among Tempus Applied Solutions Holdings, Inc., a Delaware corporation (the “Company”), and the investors signatory hereto and set forth on Exhibit A hereto (each, in its capacity as an investor hereunder, and not in any other capacity, an “Investor” and, collectively, the “Investors”), with reference to the following facts:

A.          The Company and the Investors are executing and delivering this Agreement in reliance upon the exemptions from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.           On July 31, 2015 (the “Business Combination Date”), the Company and the other parties thereto, including Chart Acquisition Corp., a Delaware corporation (“Chart”), Tempus Applied Solutions, LLC, a Delaware limited liability company (“Tempus”), consummated the transaction contemplated by that certain Agreement and Plan of Merger, dated as of January 5, 2015 (as amended, including by the First Amendment to Agreement and Plan of Merger, dated as of March 20, 2015, the Second Amendment to Agreement and Plan of Merger, dated as of June 10, 2015 and the Third Amendment to Agreement and Plan of Merger, dated as of July 15, 2015, the “Merger Agreement” and such transactions, the “Business Combination”). In connection with the Merger Agreement, the Company prepared and filed with the SEC a Registration Statement on Form S-4 (333-201424), which became effective on July 17, 2015 (as amended or supplemented, the “Registration Statement”).

C.           Prior to the consummation of the Business Combination, the Company authorized a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, $0.0001 par value per share (together with any non-voting preferred shares issued in replacement thereof in accordance with the terms thereof, the “Preferred Stock”), the terms of which are set forth in the certificate of designations for such series of Preferred Stock (the “Certificate of Designations”) that was filed with the Delaware Secretary of State on July 30, 2015 along with an amendment and restatement of the Company’s certificate of incorporation (the “Amended Charter”), which Preferred Stock is convertible into shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (such shares of Common Stock issuable pursuant to the terms of the Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “Conversion Shares”), in accordance with the terms of the Certificate of Designations.

D.          The Company is a party to that certain Registration Rights Agreement, dated as of December 13, 2012 (as amended, including by the First Amendment to Registration Rights Agreement, dated as of June 20, 2015, and the Second Amendment to Registration Rights Agreement, dated as of July 31, 2015, the “Founders Registration Rights Agreement”), together with Chart, each of the Investors, and certain other persons or entities named as Holders therein (together with the Investors, the “Holders”).

E.          The Investors wish to purchase from the Company, and the Company wishes to sell to the Investors, on the date of this Agreement, upon the terms and conditions set forth in this Agreement, (i) an aggregate of Two Hundred Fifty Thousand (250,000) shares of Common Stock (the “Common Shares”), (ii) warrants in the form attached hereto as Exhibit B (the “Series A-3 Warrants”) to acquire an aggregate of One Hundred Eighty-Seven Thousand Five Hundred (187,500) shares of Common Stock or Preferred Stock (as exercised, collectively, the “Series A-3 Warrant Shares”) and (iii) warrants in the form attached hereto as Exhibit C (the “Series B-3 Warrants” and together with the Series A-3 Warrants, the “Warrants” and, collectively with the Common Stock, the “Purchased Securities”) to acquire an aggregate of Sixty-Two Thousand Five Hundred (62,500) shares of Common Stock or Preferred Stock (as exercised, collectively, the “Series B-3 Warrant Shares”, and together with the Series A-3 Warrant Shares, the “Warrant Shares” and, collectively with any Conversion Shares, the “Underlying Securities”) in exchange for an aggregate purchase price of One Million U.S. Dollars ($1,000,000) (the “Aggregate Purchase Price”), with each Investor paying the portion of the Aggregate Purchase Price and receiving the portion of the Purchased Securities set forth next to such Investor’s name on Exhibit A hereto (such purchase and sale of the Purchased Securities is referred to herein as the “Securities Purchase”).

F.          Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Purchase of Purchased Securities. Upon the terms and subject to the conditions set forth herein, on the date hereof, the Company shall issue and sell to each Investor, and each Investor shall purchase from the Company, the Purchased Securities set forth next to such Investor’s name on Exhibit A hereto (with respect to each Investor, the “Investor’s Purchased Securities”) or the portion of the Aggregate Purchase Price set forth next to such Investor’s name on Exhibit A hereto (with respect to each Investor, the “Investor’s Purchase Price”). Each of the Purchased Securities shall be issued with applicable restrictive legends for unregistered securities.

2.             Closing. The consummation of the Securities Purchase (the “Closing”) will take place on the date of this Agreement immediately after the execution hereof at offices of Ellenoff, Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105. By mutual agreement of the parties the Closing may take place by conference call and facsimile (or other electronic transmission of signature pages). At the Closing:

(a)        each Investor shall deliver or cause to be delivered to the Company:

(i)         such Investor’s Purchase Price by wire transfer of immediately available funds to an account designated by the Company; and

(ii)        a copy of the Third Amendment to Registration Rights Agreement in the form attached hereto as Exhibit D (the “Founders RRA Amendment”), duly executed by such Investor;

(b)         the Company shall:

(i)         instruct its transfer agent to credit each Investor with the Common Shares portion of such Investor’s Purchased Securities on the Company’s books and records and, if and as requested by such Investor, to promptly (A) deliver stock certificates for such Investor’s Common Shares to such Investor to the address set forth underneath such Investor’s name on the signature pages hereto or (B) subject to applicable securities laws and to the extent applicable, deliver the Common Shares to the balance account of the broker of such Investor set forth underneath such Investor’s name on the signature pages hereto (the “Investor Broker”), at the Depository Trust Company in accordance with instructions delivered by the Investor Broker to the Company;

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(ii)        issue to each Investor a Series A-3 Warrant and a Series B-3 Warrant for the portion of such Investor’s Purchased Securities (and promptly thereafter deliver original signed copies of such Investor’s Warrants to such Investor to the address set forth underneath such Investor’s name on the signature pages hereto);

(iii)       deliver to each Investor a copy of the Founders RRA Amendment, duly executed by the Company, Chart and Holders, including the Investors, of at least 66-2/3% of the Registrable Securities (as defined in the Founders Registration Rights Agreement) as of immediately prior to the Closing;

(iv)       deliver to each Investor a written consent and waiver, in form and substance reasonably acceptable to the Company and the Investors, from each New Investor consenting to the terms and conditions of this Agreement and the other Purchase Documents and the consummation by the Company of the transactions contemplated hereby and thereby, and waiving, with respect to this Agreement and the other Purchase Documents and the transactions contemplated hereby and thereby such New Investor’s rights under (and any failure of the Company to comply with the notice, timing and other requirements of), (A) Section 14 of such New Investor’s New Investor Purchase Agreement, (B) Sections 2(b), 2(f) and 17 of such New Investors’ Pubco Series A-1 Warrant, (C) Sections 2(b) and 2(f) of such New Investors’ Pubco Series B-1 Warrant and (D) with respect to the issuance of Purchased Warrants and any Preferred Stock upon exercise of the Purchased Warrants, Section 13 of the Certificate of Designations with respect to such New Investor’s Preferred Stock; and

(v)        deliver to each Investor a written consent and waiver, in form and substance reasonably acceptable to the Company and the Investors, from the Company Insider Investor consenting to the terms and conditions of this Agreement and the other Purchase Documents and the consummation by the Company of the transactions contemplated hereby and thereby, and waiving, with respect to this Agreement and the other Purchase Documents and the transactions contemplated hereby and thereby the Company Insider Investor’s rights under (and any failure of the Company to comply with the notice, timing and other requirements of), (A) Section 16(m) of the Company Insider Investor’s Insider Purchase Agreement, (B) Sections 2(b), 2(f) and 17 of the Company Insider Investor’s Pubco Series A-2 Warrant and (C) Sections 2(b) and 2(f) of the Company Insider Investor’s Pubco Series B-2 Warrant; and

(c)         the parties hereto shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Securities Purchase.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Investor, as of the date hereof, that:

(a)         Organization and Qualification. The Company and each of its subsidiaries (each, a “Company Subsidiary”) are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, except, with respect to the Company Subsidiaries, for violations which would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Company Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(b)         Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements and documents to which it is a party or otherwise bound in connection with the transactions contemplated by this Agreement, including the Investor Warrants and the Founders RRA Amendment (collectively, the “Purchase Documents”), and to issue the Purchased Securities in accordance with the terms hereof and thereof. The execution and delivery of the Purchase Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Purchased Securities, have been duly authorized by board of directors of the Company and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States and (ii) such consents described on Schedule 3(c)(ii) attached hereto, no further filing, consent, or authorization is required by the Company or of its board of directors or its stockholders. This Agreement and the other Purchase Documents to which it is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)         No Conflict; Required Filings and Consents.

(i)         The execution, delivery and performance of the Purchase Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Purchased Securities) will not (A) result in a violation of the Amended Charter, the Certificate of Designations or bylaws of the Company, the terms of any equity instrument of the Company or any of the Company Subsidiaries or any of the organizational documents of any of the Company Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of the Company Subsidiaries is a party or otherwise bound, or (C) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations) or the rules and regulations of the OTCQB (the “Principal Market”), in each case, applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of the Company Subsidiaries is bound or affected.

(ii)        Except as required under applicable securities or “Blue Sky” laws of the states of the United States, and as described on Schedule 3(c)(ii), neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Purchase Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations (which the Company is required to obtain pursuant to the preceding sentence) have been obtained or effected (except for those required to be obtained or effected after the Closing, which will be obtained or effected within the time periods prescribed by applicable law), and the Company and the Company Subsidiaries are unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the shares of Common Stock by the Principal Market in the foreseeable future.

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(d)        Issuance of the Purchased Securities. The issuance of the Purchased Securities is duly authorized. Upon issuance in accordance with the terms of the Purchase Documents, the Warrants shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon issuance in accordance with the terms of the Purchase Documents, the Common Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon issuance in accordance with the Warrants, the Underlying Securities will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof (other than those that may be imposed by applicable securities laws), with the holders being entitled to all rights accorded to a holder of Common Stock (or Preferred Stock with respect to the exercise of Warrants to purchase Preferred Stock in accordance with the terms thereof).

(e)        Registration Statement. At the time the Registration Statement and any amendments thereto became effective and as of the Business Combination Date, the Registration Statement and any amendments thereto complied in all material respects with the requirements of the 1933 Act, the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder and all other applicable laws and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)         No Consideration Paid. No commission, broker’s fee or other remuneration has been paid by the Company for soliciting the sale of the Purchased Securities as contemplated by this Agreement and the other Purchase Documents.

4.            Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as of the date hereof, as follows:

(a)         Organization and Authority. Such Investor has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Purchase Documents to which it is a party or otherwise bound. If such Investor is not a natural person, the execution and delivery by such Investor of this Agreement and each of the other Purchase Documents to which it is a party or otherwise bound and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly authorized by such Investor’s board of directors or other governing body.

(b)         Reliance on Exemptions. Such Investor understands that the Purchased Securities are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein and in the other Purchase Documents to which such Purchaser is a party or otherwise bound in order to determine the availability of such exemptions and the eligibility of such Investor to acquire such Investor’s Purchased Securities. Each Investor understands that the Purchased Securities being purchased hereunder have not been registered under the 1933 Act, nor qualified under any foreign or state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of such Investor contained herein. Such Investor is acquiring such Investor’s Purchased Securities hereunder for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing such Investor’s Purchased Securities, in each case in violation of the 1933 Act. Such Investor has not agreed to give any Person any interest or right in such Investor’s Purchased Securities.

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(c)         Validity; Enforcement. This Agreement and the other Purchase Documents to which the Investor is a party have been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)        No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the other Purchase Documents to which such Investor is a party or otherwise bound, and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i), if such Investor is not a natural person, result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party or otherwise bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder or under the other Purchase Documents to which such Investor is a party or otherwise bound.

5.            Reservation of Shares; Listing.

(a)        Reservation of Shares. So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 150% of the maximum number of Warrant Shares issuable upon exercise of all the Warrants then outstanding (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided, that at no time shall the number of shares of Common Stock reserved pursuant to this Section 5(a) be reduced other than proportionally in connection with any exercise and/or redemption of Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Purchase Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and use its reasonable best efforts to cause the holders of the management shares of the Company to vote in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserved Amount.

(b)        Listing. After the Closing, (x) the Company shall maintain the Common Stock’s authorization for quotation on the Principal Market or secure its listing on The New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”) and (y) neither the Company nor any of the Company Subsidiaries shall take any action which could be reasonably expected to result in the deauthorization, delisting or suspension of the Common Stock on an Eligible Market on which the Common Stock is quoted or listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.

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6.            Form D and Blue Sky. The Company shall make all filings and reports relating to the Securities Purchase required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any, and comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the Securities Purchase. Each Investor shall reasonably cooperate with the Company in connection with the foregoing and promptly provide any information reasonably requested by the Company in connection with any such filing or report.

7.            Miscellaneous.

(a)         Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)        Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. The words “including,” “includes,” “included” and “include,” when used, are deemed to be followed by the words “without limitation.” Whenever the context may require, (i) any pronoun will include the corresponding masculine, feminine and neuter forms, and (ii) words in the singular include the plural and in the plural include the singular.

(c)        Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(d)        Entire Agreement; Amendments. This Agreement, together with the other Purchase Documents, supersedes all other prior oral or written agreements among the parties, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the parties makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the parties. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

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(e)         Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party and either receipt of notice is affirmatively confirmed or the sender follows up with another method of delivery provided hereunder within two (2) Business Days thereafter); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth on the signature page of such party hereto; provided, that any notice to the Company shall also include a copy to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, NY 10105, Attn: Douglas S. Ellenoff, Esq. and Richard Baumann; Esq., Facsimile No.: (212) 370-7889. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a) or (c) above, respectively.

(f)         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. None of the parties shall assign this Agreement or any of their respective rights or obligations hereunder without the prior written consent of the other parties.

(g)        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(h)        Survival. The representations, warranties and covenants of the parties hereto shall survive the Closing and the delivery of the Purchased Securities.

(i)         Further Assurances. Each party shall use its reasonable best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)         No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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(k)        Indemnification.

(i)         In consideration of each Investor’s execution and delivery of the Purchase Documents to which it is a party and consummating the Securities Purchase, in addition to the Company’s other obligations under the Purchase Documents, the Company and its successors and assigns (collectively, the “Indemnifying Parties”) shall defend, protect, indemnify and hold harmless each Investor and its successors and assigns and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (x) any misrepresentation or breach of any representation or warranty made by any Indemnifying Party to the Indemnitee in this Agreement or the Warrants, (y) any breach of any covenant, agreement or obligation of any Indemnifying Party to the Indemnitee contained in this Agreement or the Warrants or (z) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of any Indemnifying Party) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of this Agreement, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Purchased Securities, or (C) the status of such Investor or its successors or assigns either as an investor in an Indemnifying Party pursuant to the transactions contemplated by this Agreement or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief); but excluding for purposes of this clause (z), any actions, suits, proceedings or claims arising solely out of or relating to such Investor’s breach of this Agreement or any other Purchase Document to which such Investor is a party or otherwise bound. To the extent that the foregoing undertaking by an Indemnifying Party may be unenforceable for any reason, such Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii)        Promptly after receipt by an Indemnitee under this Section 7(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against any Indemnifying Party under this Section 7(k), deliver to the applicable Indemnifying Party a written notice of the commencement thereof, and such Indemnifying Party shall have the right to participate in, and, to the extent such Indemnifying Party so desires, to assume control of the defense thereof with counsel mutually satisfactory to such Indemnifying Party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by such Indemnifying Party if: (A) such Indemnifying Party has agreed in writing to pay such fees and expenses; (B) such Indemnifying Party shall have failed to promptly assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (C) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and such Indemnifying Party, and such Indemnitee shall have been advised by outside counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and such Indemnifying Party (in which case, if such Indemnitee notifies such Indemnifying Party in writing that it elects to employ separate counsel at the expense of such Indemnifying Party, then such Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of such Indemnifying Party), provided, further, that in the case of clause (C) above such Indemnifying Party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for the Indemnitees. The Indemnitee shall reasonably cooperate with each applicable Indemnifying Party in connection with any negotiation or defense of any such action or Indemnified Liability by such Indemnifying Party and shall furnish to such Indemnifying Party all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. Each of the Indemnifying Party and the Indemnitee shall keep the other reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. An Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding, or the Indemnitee’s consent to any judgment, effected without its prior written consent, provided, however, that such Indemnifying Party shall not unreasonably withhold, delay or condition its consent. No Indemnifying Party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, each applicable Indemnifying Party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the an Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnitee under this Section 7(k), except to the extent that such Indemnifying Party is materially and adversely prejudiced in its ability to defend such action.

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(iii)       The indemnification required by this Section 7(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, within ten (10) days after bills are received or Indemnified Liabilities are incurred.

(iv)       The indemnity agreement contained herein shall be in addition to (A) any cause of action or similar right of the Indemnitee against any Indemnifying Party or others, and (B) any liabilities such Indemnifying Party may be subject to pursuant to the law.

(l)          Waiver of Rights under Series A-2 Warrants and Series B-2 Warrants. Each Investor hereby waives, with respect to this Agreement and the other Purchase Documents and the consummation by the Company of the transactions contemplated hereby and thereby, any rights that such Investor may have under (and any failure of the Company to comply with the notice, timing and other requirements of) (i) Section 16(m) of such Investor’s Insider Purchase Agreement, (ii) Sections 2(b), 2(f) and 17 of such Investor’s Pubco Series A-2 Warrant and (iii) Section 2(b) and 2(f) of such Investor’s Pubco Series B-2 Warrant. The Company and each Investor hereby agrees that any reference to “Investor Warrants” under each Investor’s Series A-2 Warrants and Series B-2 Warrants will include the Series A-3 Warrants and Series B-3 Warrants. The Company further agrees that any reference to “Investor Warrants” under any other Series A-2 Warrant, Series B-2 Warrant or any Series A-1 Warrant or Series B-1 Warrant will include the Series A-3 Warrants and the Series B-3 Warrants.

(m)        Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person (other than the New Investors pursuant to the New Investor Exchange Agreements or the Insider Investors under the Insider Purchase Agreements) with respect to any consent, release, amendment, settlement or waiver, in each case, relating to the terms, conditions and transactions contemplated hereby (each a “Superior Document”), is or will be more favorable to such Person than those of the Investors and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Superior Document, then (i) such applicable party shall provide notice thereof to each Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement shall be, without any further action by any Investor or any other party hereto, automatically amended and modified in an economically and legally equivalent manner such that each Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Superior Document, provided that upon written notice to each other party hereto at any time an Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such Investor. The provisions of this Section 7(l) shall apply similarly and equally to each Superior Document.

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(n)        Independent Nature of Investor’s Obligations and Rights. The obligations of each Investor under this Agreement or the other Purchase Documents are several and not joint with the obligations of any other Person, including, without limitation, any of the Investors (each, an “Other Person”), and each Investor shall not be responsible in any way for the performance of the obligations of any Other Person under any other Purchase Document or similar agreement of any Other Person (the “Other Documents”). Nothing contained herein or in any Other Document or any other Purchase Document, and no action taken by an Investor pursuant hereto, shall be deemed to constitute such Investor and any Other Person(s) as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that such Investor and Other Person(s) are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Documents or any other Purchase Document, and the Company acknowledges that no Investor is acting in concert or as a group with any Other Person respect to such obligations or the transactions contemplated by this Agreement, any Other Document and any other Purchase Document. The Company and each Investor confirm that each Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, any Other Document or out of any other Purchase Documents, and it shall not be necessary for any Other Person to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow]

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IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the date set forth on the first page of this Agreement.

THE COMPANY:

TEMPUS APPLIED SOLUTIONS HOLDINGS, INC.

By:	/s/ Benjamin Scott Terry
Name: Benjamin Scott Terry
Title: Chief Executive Officer

INVESTORS:

CHART ACQUISITION GROUP LLC

By:	The Chart Group L.P.

	By:	/s/ Christopher D. Brady
Name: Christopher D. Brady
Title: Manager

[Signature Page to Securities Purchase Agreement]

INVESTORS (Cont.):

/s/ Joseph Wright
Joseph Wright

COWEN INVESTMENTS LLC

By:	/s/ Owen Littman
Name: Owen Littman
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

SCHEDULE 4(c)(ii)

Filing of Form Ds with the SEC in connection with the private offer and sale of the Purchased Securities by the Company to the Investors pursuant to Rule 506(b) under the 1933 Act.

Exhibit A
Investors

Investor	Aggregate Purchase Price	No. of Common Shares	No. of Series A-3 Warrants	No. of Series B-3 Warrants
Chart Acquisition Group LLC	$616,672.00	154,168	115,626	38,542
Joseph Wright	$33,328.00	8,332	6,249	2,083
Cowen Investments LLC	$350,000.00	87,500	65,625	21,875
TOTAL	$1,000,000.00	250,000	187,500	62,500

Exhibit B
Form of Series A-3 Warrant

See attached.

Exhibit C
Form of Series B-3 Warrant

See attached

Exhibit D
Form of Founders RRA Amendment

See attached